UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 4, 2019
EXTRACTION OIL & GAS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37907 (Commission File Number)	46-1473923 (IRS Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 4, 2019, Extraction Oil & Gas, Inc. (the “Company”) announced that Russell T. Kelley, Jr., Chief Financial Officer of the Company, will resign effective September 15, 2019 (the “Separation Date”). Tom L. Brock, who will continue to serve as Vice President, Chief Accounting Officer of the Company, has been designated by the Board of Directors of the Company to assume Mr. Kelley’s role as the principal financial officer of the Company.
Mr. Brock, age 47, has served as the Company’s Vice President, Chief Accounting Officer since October 2016. Prior to that time, Mr. Brock served as Senior Director of Accounting beginning in August 2016. Prior to joining the Company, Mr. Brock served as Vice President, Chief Accounting Officer and Corporate Controller of American Midstream GP, LLC and American Midstream Partners, LP from November 2013 until his resignation in August 2016. Mr. Brock previously served as Vice President and Corporate Controller of American Midstream GP, LLC and American Midstream Partners LP from July 2012 until November 2013. Prior to that, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas, where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP, where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.
Mr. Brock has no familial relationships with any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Brock and any other persons pursuant to which Mr. Brock was appointed as Vice President, Chief Accounting Officer.
In connection with Mr. Kelley’s resignation, the Company and Mr. Kelley have entered into a Separation and General Release Agreement (the “Separation Agreement”), which provides for, among other things, compensation and benefits to Mr. Kelley as follows:

•	a pro-rated annual bonus for 2019, in the amount of $318,750, to be paid on or before the date such annual bonuses are paid to executives who continue employment;

•	a lump sum cash payment, in the amount of $1,500,487, to be paid within 60 days after the Separation Date;

•
immediate accelerated vesting of all Company equity awards that are subject to time-based vesting, continued vesting of any equity awards subject to performance-based vesting based on actual performance through the end of the respective performance period, and the ability to exercise all stock options for the full original term of the applicable award; and

•	up to eighteen months of continued Company-funded COBRA coverage.

The Separation Agreement also contains customary releases and waivers of claims by Mr. Kelley and provides that Mr. Kelley will be reasonably available to the Company during mutually agreeable times to provide transition and consulting related support. The foregoing is not a complete description of the parties’ rights and obligations under the Separation Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On September 4, 2019, the Company issued a press release announcing Mr. Kelley’s departure. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated September 4, 2019, between Extraction Oil & Gas, Inc., XOG Services, LLC. and Russell T. Kelley, Jr.
99.1	Press Release of Extraction Oil & Gas, Inc. dated September 4, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 4, 2019                    EXTRACTION OIL & GAS, INC.

By: /s/ Tom L Brock
Name: Tom L. Brock
Title: Vice President, Chief Accounting Officer